Exhibit 10.7

Confidential Treatment Requested. Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[Redacted].” A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO

CREDIT CARD PROGRAM AGREEMENT

This FIRST AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT, dated as of June 1, 2005, (this “Amendment”) is made and entered into as of October 24, 2005, by and among Federated Department Stores, Inc., a Delaware corporation, (“FDS”), FDS Bank, a federally-chartered stock savings bank (“FDS Bank”), FACS Group, Inc., an Ohio corporation (“FACS”, and together with FDS and FDS Bank, the “FDS Companies”), Macy’s Department Stores, Inc., an Ohio corporation (“Macy’s”), Bloomingdale’s, Inc., an Ohio corporation (“Bloomingdale’s”), and Citibank, N.A., a national banking association (“Bank”).

WHEREAS, the FDS Companies and Bank parties hereto are parties to that certain Credit Card Program Agreement dated as of June 1, 2005 (the “Program Agreement”);

WHEREAS, the parties hereto have agreed that Macy’s and Bloomingdale’s shall be parties to the Program Agreement and to make certain other changes to the Program Agreement as set forth herein; and

WHEREAS, the parties hereto desire to amend the Program Agreement in accordance with Section 18.5 of the Program Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the Program Agreement.

2. Amendment of Section 1.1.

(a) Clause (ii) of the definition of “Account” in Section 1.1 of the Program Agreement is hereby amended by adding “(subject to Schedule 2.1(b))” immediately before the words “the Employee Accounts”.

(b) The definition of “Business Plan” in Section 1.1 of the Program Agreement is hereby amended by replacing the words “on or prior to” with the words “within 120 days after”.

(c) The definition of “Cardholder Indebtedness” in Section 1.1 of the Program Agreement is hereby amended by replacing such definition in its entirety with the following definition:

“Cardholder Indebtedness” means all amounts charged and owing to Bank or FDS Bank (subject to Schedule 2.1(b) with respect to the Employee Accounts) by Cardholders with respect to Accounts (including principal balances from outstanding charges, charges for Approved Ancillary Products, balance transfers, convenience checks, cash advances, finance charges, NSF fees, late charges, pay-by-phone fees and any other fees and charges), whether or not billed, less the amount of any credit balances owing by Bank and FDS Bank (subject to Schedule 2.1(b) with respect to the Employee Accounts) to Cardholders, including in respect of any payments and any credits associated with returns of goods and/or services and other credits and adjustments, whether or not billed.

(d) The definition of “Credit Card Agreement” in Section 1.1 of the Program Agreement is hereby amended by replacing such definition in its entirety with the following definition:

“Credit Card Agreement” means the Credit Card agreement between Bank (including as an assignee of FDS Bank, GE Bank or May Bank (as defined in the Purchase Agreement)) or FDS Bank (subject to Schedule 2.1(b) with respect to the Employee Accounts) on the one hand and a Cardholder on the other hand (and any replacement of such agreement), governing the use of an Account, together with any amendments, modifications or supplements that now or hereafter may be made to such Credit Card Agreement (and any replacement of such agreement).

(e) The following definition is hereby added to Section 1.1 of the Purchase Agreement immediately before the defined term “Parties”:

“Original Agreement” means this Agreement without giving effect to any modifications, alterations, supplements or amendments hereto.

(f) The definition of “Program Assets” in Section 1.1 of the Program Agreement is hereby amended by adding “, except to the extent owned by FDS Bank” immediately after the parenthetical clause and before the period.

(g) The definition of “Transition Plan” in Section 1.1 of the Program Agreement is hereby amended by replacing the words “on or before” with the words “within 120 days after”.

3. Amendment of Section 2.1. Section 2.1 of the Program Agreement is hereby amended by replacing such section in its entirety as follows:

Section 2.1 Credit Program.

(a) Beginning as of the Effective Date, Bank shall offer and issue the FDS Credit Cards (other than the Employee Accounts, which shall be offered and issued by FDS Bank and administered in accordance with this Agreement), and shall issue (or arrange to be issued by an Affiliate or another third party acceptable to FDS or currently offering such products on Bank’s behalf) the Approved Ancillary Products. Bank shall promptly open a new Account and issue a new Private Label Credit Card or Co-Branded Credit Card with respect to each Credit Card Application approved in accordance with the Risk Management Policies.

(b) The credit program with respect to all Employee Accounts is set forth in Schedule 2.1(b).

(c) To the extent approved in accordance with the terms of this Agreement, in addition to the FDS Credit Cards and Approved Ancillary Products, the Program shall include such other Ancillary Products and other payment products as shall be incorporated in the Program in the future.

4. Amendment of Section 2.2(a). Section 2.2(a) of the Program Agreement is hereby amended by adding “Section 2.1(b), Schedule 2.1(b) and” immediately after “Except as otherwise provided in” and immediately before “this Section 2.2”.

5. Amendment of Section 4.3(a)(i). Section 4.3(a)(i) of the Program Agreement is hereby amended by adding the following words immediately after the semicolon:

provided that, with respect to the Employee Accounts, FDS Bank shall establish all FDS Bank Policies and Terms as set forth in Schedule 2.1(b);

6. Amendment of Section 4.7(b). Section 4.7(b) of the Program Agreement is hereby amended by deleting the second sentence in such section in its entirety.

7. Amendment of Section 9.3(c). Section 9.3(c) of the Program Agreement is hereby amended by replacing such Section in its entirety with the following:

(c) Card Association Compensation. The Parties hereby agree to the terms and conditions set forth on Schedule 9.3(c).

8. Amendment of Section 11.4(g). Section 11.4(g) of the Program Agreement is hereby amended by adding the following sentence at the end of such Section immediately after the last sentence thereof:

For the avoidance of doubt, “Special Condition” shall not include any Applicable Order or any other requirement of Applicable Law affecting the operation of the Program to the extent relating to or resulting from actions taken to maintain the existence of FDS Bank with the Office of Thrift Supervision.

9. Amendment of Section 12.1. Section 12.1 of the Program Agreement is hereby amended by adding the words “, including, without limitation, the facilities of any third-party collection agency utilized in connection with the Program,” immediately after the word “facility” and immediately prior to the word “related.”

10. Amendment of Section 12.2. Section 12.2 of the Program Agreement is hereby amended by adding the words “, including any third-party collection agency utilized by such Party in connection with the Program,” immediately after the word “Party” and immediately prior to the words “to ensure” in clause (ii) of Section 12.2.

11. Amendment of Section 16.2(d). Section 16.2(d) of the Program Agreement is hereby amended by adding the words “constituting Program Assets” immediately after the words “Cardholder Indebtedness” in each instance in which the words “Cardholder Indebtedness” appear. Section 16.2(d) of the Program Agreement is hereby further amended by adding the words “under any Employee Account owned by FDS Bank at any time after the Effective Time or under any Account” immediately after the words “was outstanding” and immediately before the words “at the time of the First Closing” in the last sentence of Section 16.2(d).

12. Amendment to Section 18.2.

(a) Section 18.2 of the Program Agreement is hereby amended by adding the words “(a) the rights and obligations of Citibank, N.A. set forth in Schedule 2.1(b) (including the exhibits thereto) shall not be assigned to CEBA Bank, and (b)” immediately after the words “consent, provided, however, that” and immediately before the words “the indemnification obligations”.

(b) Section 18.2 of the Program Agreement is hereby further amended by replacing the words “provided, further, that FDS Bank may assign” with the words “provided, further, that each of FDS Bank, Macy’s and Bloomingdales may assign”.

13. Amendment of Section 18.3. Section 18.3 of the Program Agreement is hereby amended by adding “2.1(b),” immediately after “set forth in Sections” and immediately before “18.1 or 18.2”.

14. Amendment of Schedule 1.1(i).

(a) Schedule 1.1(i) of the Program Agreement is hereby amended by adding the following text (formatted flush left) below the definition of “FDS Profit Share” and above the definition of “Pre-Tax Adjusted ROAA”:

The FDS Profit Share will be calculated monthly based on the sum of the monthly Pre-Tax Profit for the period from the beginning of the then-current Fiscal Year through the end of the preceding Fiscal Month.

(b) Schedule 1.1(i) of the Program Agreement is hereby further amended by replacing the definition of “Pre-Tax Adjusted ROAA” in its entirety with the following:

“Pre-Tax Adjusted ROAA” equals (a) Pre-Tax Profit divided by (b) an amount equal to the product of (i) Average Receivables divided by the total number of days in the applicable Fiscal Year multiplied by (ii) the number of days to date in the applicable Fiscal Year.

15. New Schedule 2.1(b). The Program Agreement is hereby amended by adding a new Schedule 2.1(b) attached hereto.

16. Amendment of Schedule 9.3(a). Section (i) of Schedule 9.3(a) of the Program Agreement is hereby amended by replacing such section in its entirety with the following:

(i) Card Association Arrangements. The amounts payable to FDS Bank pursuant to Section 9.3(c) for the prior Fiscal Month.

17. New Schedule 9.3(c). The Program Agreement is hereby amended by adding a new Schedule 9.3(c) attached hereto.

18. Macy’s and Bloomingdales. The parties hereto hereby agree that Macy’s and Bloomingdale’s shall be parties to the Program Agreement.

19. Capacity; Authorization; Validity.

(a) FDS hereby represents and warrants to Bank as of the date hereof:

(i) Each FDS Company has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of such FDS Company hereunder and the other documents, instruments and agreements to be executed and delivered by such FDS Company pursuant hereto.

(ii) The execution and delivery by the FDS Companies of this Amendment and all documents, instruments and agreements executed and delivered by the FDS Companies pursuant hereto, and the consummation by the FDS Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the FDS Companies.

(iii) This Amendment (A) has been duly executed and delivered by the FDS Companies, (B) constitutes the valid and legally binding obligation of the FDS Companies, and (C) is enforceable against the FDS Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(b) Bank hereby represents and warrants to the FDS Companies as of the date hereof:

(i) Bank has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by Bank pursuant hereto.

(ii) The execution and delivery by Bank of this Amendment and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of Bank.

(iii) This Amendment (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank and (C) is enforceable against Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

20. Effect of Amendment. This Amendment is hereby incorporated into and made a part of the Program Agreement. Except as amended by this Amendment, all terms and provisions of the Program Agreement shall continue and remain in full force and effect and binding upon the parties thereto.

21. Binding Effect. This Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

22. Governing Law. This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

23. Counterparts/Facsimiles. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

CITIBANK, N.A.

By:	/s/ Ray Quinlan
Name: Ray Quinlan
Title: Executive Vice President

FEDERATED DEPARTMENT STORES, INC.

By:	/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and Chief Financial Officer

FDS BANK

By:	/s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

FACS GROUP, INC.

By:	/s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

MACY’S DEPARTMENT STORES, INC.

By:	/s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

BLOOMINGDALES, INC.

By:	/s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

Schedule 2.1(b)

Employee Accounts

Notwithstanding anything to contrary contained in this Agreement, this Schedule 2.1(b) shall be applicable to all Employee Accounts. Except as otherwise set forth in this Schedule 2.1(b), Employee Accounts shall be “Accounts” under this Agreement and all Cardholder Indebtedness existing under Employee Accounts shall be “Cardholder Indebtedness” under this Agreement. The capitalized terms “Prime,” “Prime Master Trust” and “Prime Securitization Documents” used in this Schedule 2.1(b) and the exhibits hereto shall have the meanings assigned to them in the Purchase Agreement.

1. Ownership of Employee Accounts. FDS Bank shall offer and issue the Employee Accounts. FDS Bank shall be the sole and exclusive owner of all Employee Accounts (except to the extent transferred to CEBA Bank pursuant to this Schedule 2.1(b) upon ceasing to be Employee Accounts), Cardholder Indebtedness under the Employee Accounts (except to the extent transferred to Prime, Bank or its designee pursuant to this Schedule 2.1(b)) and Account Documentation with respect to Employee Accounts (except to the extent transferred and assigned to CEBA Bank pursuant to this Schedule 2.1(b)). All purchases by Cardholders that are charged on the Employee Accounts and the Cardholder Indebtedness under Employee Accounts shall create a relationship of debtor and creditor between the Cardholders and FDS Bank, respectively. None of the FDS Companies or their Affiliates, other than FDS Bank, shall be considered a creditor with respect to any Employee Account or the Cardholder Indebtedness arising thereunder. FDS Bank shall fund all Cardholder Indebtedness under the Employee Accounts until such time as such Cardholder Indebtedness is transferred to Prime, Bank (or its designee) pursuant to this Schedule 2.1(b).

2. Prepaid Employee Accounts. In the case of any employee of FDS or any of its Subsidiaries who applies for an FDS Credit Card but is not approved for a Private Label Account in accordance with the Risk Management Policies applicable to Employee Accounts, FDS Bank may offer, or cause to be offered, and FDS Bank may issue, or arrange for the issuance of, a Prepaid Employee Account.

3. Ancillary Products. Unless otherwise determined by the Operating Committee, Bank shall offer and issue (or arrange to be issued by an Affiliate or another third party acceptable to FDS or currently offering such products on Bank’s behalf) the Approved Ancillary Products with respect to Employee Accounts to the same extent Approved Ancillary Products are offered and issued with respect to similar non-Employee Accounts hereunder.

4. Transfer of Cardholder Indebtedness Under Employee Accounts. All Cardholder Indebtedness under the Employee Accounts (but not the Employee Accounts themselves) shall be transferred to:

(a) Prime pursuant to the Prime Securitization Documents until the termination of the Prime Master Trust; and

(b) from and after the termination of the Prime Master Trust, to Bank or its designee (which shall be a wholly-owned subsidiary of Bank or securitization vehicle of Bank used to securitize Cardholder Indebtedness under the Accounts as permitted pursuant to Section 18.1 of this Agreement) one Business Day after the creation of such Cardholder Indebtedness or such other time frame as may be agreed upon by the Operating Committee for a price equal to [redacted] (paid by wire transfer of immediately available funds to an account designated in writing by FDS Bank) on the terms and conditions set forth in Exhibit A to this Schedule 2.1(b); provided that Bank shall not be required to accept the transfer of any Cardholder Indebtedness pursuant to this Schedule 2.1(b) if the FDS Policies and Terms (as defined below) are not substantially similar to the Risk Management Policies and terms and conditions applicable to similar non-Employee Accounts hereunder, which determination shall be made by Bank in its reasonable discretion (other than such FDS Policies and Terms that differ as a result of the different domicile of FDS Bank and CEBA Bank)). If Cardholder Indebtedness under any Employee Account is not transferred to Bank or its designee pursuant to the proviso in the preceding sentence, this Agreement shall be deemed inapplicable to such Employee Account. So long as FDS Bank retains Cardholder Indebtedness pursuant to the foregoing provisions of this section 4: (i) such Cardholder Indebtedness shall cease to be “Cardholder Indebtedness” for any purpose under this Agreement and such Employee Account shall cease to be an “Account” for any purpose under this Agreement; (ii) such Employee Account shall continue to be serviced, as reasonably practicable, in a manner consistent with Accounts hereunder, subject to such adjustments to the servicing fees payable in respect thereof as are necessary to reflect any additional costs incidental to such servicing; and (iii) FDS Bank shall be entitled to administer such Employee Account as it deems advisable without regard to the restrictions otherwise applicable to FDS and its Affiliates hereunder (including the exclusivity restrictions set forth in Article II hereof) and shall be entitled to retain all revenues and proceeds therefrom.

5. Transfer of Employee Accounts. In the event an Employee Account ceases to be an Employee Account, such Account shall be transferred to CEBA Bank (together with the applicable Account Documentation and an assignment of applicable Credit Card Agreement) on the terms and conditions set forth in Exhibit B to this Schedule 2.1(b) within one Business Day following such change in status without the payment of any amount, provided that [redacted]. In the event an Account becomes an Employee Account, such Account shall be transferred to FDS Bank (together with the applicable Account Documentation and an assignment of applicable Credit Card Agreement) on the terms and conditions set forth in Exhibit C to this Schedule 2.1(b) within one Business Day following such change in status without the payment of any amount.

6. Risk Management and Cardholder Terms. [redacted] (collectively, the “FDS Bank Policies and Terms”) and notwithstanding Section 3.2(g) and Schedule 3.2(g), changes to the FDS Bank Policies and Terms shall be FDS Matters. Without limiting the foregoing, however, the Parties intend for the FDS Bank Policies and Terms to be, to the extent permitted by Applicable Law, the same as the Risk Management Policies and the terms and conditions applicable to similar non-Employee Accounts hereunder. FDS Bank shall give written notice to Bank at least thirty (30) days prior to any change in the FDS Bank Policies and Terms (each such notice, an “FDS Bank Policy Change Notice”), which notice shall include the effective date of such change; provided that such notice need not be given to the extent the same change is made to the Risk Management Policies or the terms and conditions applicable to similar non-Employee Accounts hereunder.

7. Cardholder Data. The Cardholder Data applicable to Employee Accounts shall be the property of and exclusively owned by FDS Bank and the applicable privacy policy shall be the FDS Bank privacy policy. FDS Bank may use and disclose Cardholder Data applicable to Employee Accounts in compliance with Applicable Law and the FDS Bank privacy policy.

8. Securitization. Bank and its Affiliates shall have the right to securitize or participate the Cardholder Indebtedness under the Employee Accounts solely to the extent such Cardholder Indebtedness has been transferred to Prime, Bank or its designee pursuant to this Schedule 2.1(b)) or the Employee Accounts or any part thereof and solely to the extent permitted under Section 18.2 of this Agreement.

[End of Schedule]

Exhibit A to

Schedule 2.1(b)

Transfer of Employee Account Cardholder Indebtedness

The terms and conditions set forth on this Exhibit A to this Schedule 2.1(b) shall be applicable to all transfers of Cardholder Indebtedness by FDS Bank to Citibank, N.A. (or its designee) pursuant to Schedule 2.1(b).

1. Transfer of Cardholder Indebtedness.

(a) Prior to the termination of the Prime Master Trust, Cardholder Indebtedness under any Employee Account (hereinafter, “Employee Account Cardholder Indebtedness”) shall be transferred to Prime pursuant to the Prime Securitization Documents.

(b) From and after the termination of the Prime Master Trust, one Business Day after the creation of any Employee Account Cardholder Indebtedness, subject to Section 4(b) of Schedule 2.1(b), FDS Bank hereby transfers, assigns and otherwise conveys to Citibank, N.A. (or its designee), without recourse, all right, title and interest of FDS Bank, in, to and under such Employee Account Cardholder Indebtedness, all monies due or to become due with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof. Citibank, N.A. hereby accepts (for itself or its designee) all right, title and interest in, to and under such property so transferred. In consideration for each such transfer, on the day of each such transfer, Citibank, N.A. shall pay (or cause to paid) to FDS Bank, by wire transfer of immediately available funds to an account designated by FDS Bank, a dollar amount equal to the aggregate amount of Employee Account Cardholder Indebtedness transferred to Citibank, N.A. (or its designee) on the such Business Day.

2. Sale. The Parties intend that each transfer of Employee Account Cardholder Indebtedness pursuant to this Exhibit A constitutes a sale, and not a secured borrowing, for all purposes.

3. Representations and Warranties of FDS Bank. FDS Bank makes the following representations and warranties to Citibank, N.A. as of each date on which a transfer occurs pursuant to section 1(b) of this Exhibit A solely with respect to the transfer(s) on such date:

(a) FDS Bank (i) is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on FDS Bank’s ability to perform its obligations under this Exhibit A.

(b) FDS Bank has all necessary corporate power and authority to perform the obligations required of FDS Bank under this Exhibit A. The consummation by FDS Bank of the transactions specified in this Exhibit A have been duly and validly authorized and approved by all necessary corporate actions of the FDS Bank.

(c) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by FDS Bank in connection with the transfer of Employee Account Cardholder Indebtedness pursuant to section 1 of this Exhibit A have been duly obtained, effected or given and are in full force and effect.

(d) FDS Bank is the sole owner of and has good and marketable title to the Employee Account Cardholder Indebtedness. Upon the completion of each transfer of Employee Account Cardholder Indebtedness pursuant to this Exhibit A, such Employee Account Cardholder Indebtedness shall vest or be vested in Citibank, N.A. (or its designee) free and clear of all Liens (as defined in the Purchase Agreement).

(e) To the Knowledge of FDS Bank, the Employee Account Cardholder Indebtedness arises from or in connection with a bona fide sale or loan transaction.

4. Representations and Warranties of Citibank, N.A. Citibank, N.A., on behalf of itself and each of its designees under this Exhibit A, makes the following representations and warranties to FDS Bank as of each date on which a transfer occurs pursuant to section 1(b) of this Exhibit A solely with respect to the transfer(s) on such date:

(a) Citibank, N.A. and each of its designees under this Exhibit A is (i) a national banking association or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such entity’s ability to perform its obligations under this Exhibit A.

(b) Citibank, N.A. and each of its designees under this Exhibit A has all necessary corporate power and authority to perform the obligations required of it under this Exhibit A. The consummation by Citibank, N.A. and each of its designees under this Exhibit A of the transactions specified in this Exhibit A have been duly and validly authorized and approved by all necessary corporate actions of such entity.

(c) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Citibank, N.A. in connection with the transfer of Cardholder Indebtedness pursuant to section 1 of this Exhibit A have been duly obtained, effected or given and are in full force and effect.

5. Covenants.

(a) Except for the transfers pursuant to section 1 of this Exhibit A, FDS Bank will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under FDS Bank on any of Employee Account Cardholder Indebtedness other than the Lien in favor of Citibank, N.A. by virtue of this Agreement.

(b) FDS Bank will notify Citibank, N.A. promptly after becoming aware of any Lien arising through or under FDS Bank on any Employee Account Cardholder Indebtedness.

6. Documentation. The Parties agree that all transfers of Cardholder Indebtedness pursuant to this Exhibit A shall be documented by the entry of the appropriate data on the applicable Systems used by or on behalf of any Party to service the Accounts and such other legally sufficient evidence and reporting as shall be mutually agreed upon by the Parties from time to time.

[End of Exhibit]

Exhibit B

to Schedule 2.1(b)

Transfer of Former Employee Accounts

The terms and conditions set forth on this Exhibit B to this Schedule 2.1(b) shall be applicable to all transfers of Accounts by FDS Bank to CEBA Bank (or its designee) pursuant to Schedule 2.1(b) at such time as any Accounts owned by FDS Bank cease to be Employee Accounts (the “Former Employee Accounts”).

1. Transfer of Employee Accounts. Effective at the close of business on each Business Day, subject to Section 5 of Schedule 2.1(b), FDS Bank hereby transfers, assigns and otherwise conveys to CEBA Bank (or its designee), without recourse, all right, title and interest of FDS Bank, in, to and under the Former Employee Accounts, the Credit Card Agreements relating solely to such Former Employee Accounts and the Account Documentation relating solely to each such Former Employee Accounts. CEBA Bank hereby accepts (for itself, or its designee) all right, title and interest in, to and under such property so transferred. For the avoidance of doubt, such transfer shall not require any additional payment by CEBA Bank (or its designee) to FDS Bank.

2. Representations and Warranties of FDS Bank. FDS Bank makes the following representations and warranties to CEBA Bank as of each date on which a transfer occurs pursuant to section 1 of this Exhibit B solely with respect to the transfer(s) on such date:

(a) FDS Bank (i) is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on FDS Bank’s ability to perform its obligations under this Exhibit B.

(b) FDS Bank has all necessary corporate power and authority to perform the obligations required of FDS Bank under this Exhibit B. The consummation by FDS Bank of the transactions specified in this Exhibit B have been duly and validly authorized and approved by all necessary corporate actions of the FDS Bank.

(c) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by FDS Bank in connection with the transfer of Former Employee Accounts pursuant to section 1 of this Exhibit B have been duly obtained, effected or given and are in full force and effect.

(d) FDS Bank is the sole owner of and has good and marketable title to the Former Employee Accounts. Upon the completion of each transfer of Former Employee Accounts pursuant to this Exhibit B, all right, title and interest in and to the Former Employee Accounts shall vest or be vested in CEBA Bank (or its designee) free and clear of all Liens (as defined in the Purchase Agreement).

(e) To the Knowledge of FDS Bank, each Credit Card Agreement with respect to each Former Employee Account is a valid and legally binding obligation of each obligor thereunder, including any cosigner, guarantor or surety, and is enforceable against such obligors in accordance with its terms, subject to (i) possible claims and defenses on disputed card transactions asserted by a Cardholder, (ii) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally and the effect of general equitable principles, and (iii) the Servicemembers Civil Relief Act.

(f) Each Former Employee Account complies in all material respects with the applicable Credit Card Agreement.

(g) All Former Employee Account applications have been taken and evaluated and applicants notified in a manner that complied with all Applicable Law and the FDS Bank Policies and Terms.

(h) All Former Employee Accounts have been underwritten, maintained and serviced in compliance with all Applicable Law and the FDS Bank Policies and Terms.

(i) All disclosures made in connection with the Former Employee Accounts complied in all material respects with all Applicable Law and the FDS Bank Policies and Terms.

3. Representations and Warranties of CEBA Bank. CEBA Bank, on behalf of itself and each of its designees under this Exhibit B, makes the following representations and warranties to FDS Bank as of each date on which a transfer occurs pursuant to section 1 of this Exhibit B solely with respect to the transfer(s) on such date:

(a) CEBA Bank and each of its designees under this Exhibit B is (i) a federally chartered bank or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such entity’s ability to perform its obligations under this Exhibit B.

(b) CEBA Bank and each of its designees under this Exhibit B has all necessary corporate power and authority to perform the obligations required of it under this Exhibit B. The consummation by CEBA Bank and each of its designees under this Exhibit B of the transactions specified in this Exhibit B have been duly and validly authorized and approved by all necessary corporate actions of such entity.

(c) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CEBA Bank in connection with the transfer of Former Employee Accounts pursuant to section 1 of this Exhibit B have been duly obtained, effected or given and are in full force and effect.

4. Documentation. The Parties agree that all transfers of Accounts pursuant to this Exhibit B shall be documented by the entry of the appropriate data on the applicable Systems used by or on behalf of any Party to service the Accounts and such other legally sufficient evidence and reporting as shall be mutually agreed upon by the Parties from time to time.

[End of Exhibit]

Exhibit C to

Schedule 2.1(b)

Transfer of Converted Employee Accounts

The terms and conditions set forth on this Exhibit C to this Schedule 2.1(b) shall be applicable to all transfers of Accounts by CEBA Bank to FDS Bank pursuant to Schedule 2.1(b) at such time as any Accounts owned by CEBA Bank become Employee Accounts (the “Converted Employee Accounts”).

1. Transfer of Employee Accounts. Effective at the close of business on each Business Day, CEBA Bank hereby transfers, assigns and otherwise conveys to FDS Bank (or its designee), without recourse, all right, title and interest of CEBA Bank, in, to and under the Converted Employee Accounts, the Credit Card Agreements relating solely to such Converted Employee Accounts and the Account Documentation relating solely to each such Converted Employee Accounts. FDS Bank hereby accepts all right, title and interest in, to and under such property so transferred. For the avoidance of doubt, such transfer shall not require any additional payment by FDS Bank to CEBA Bank.

2. Representations and Warranties of CEBA Bank. CEBA Bank makes the following representations and warranties to FDS Bank as of each date on which a transfer occurs pursuant to section 1 of this Exhibit C solely with respect to the transfer(s) on such date:

(a) CEBA Bank (i) is a federally chartered bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CEBA Bank’s ability to perform its obligations under this Exhibit C.

(b) CEBA Bank has all necessary corporate power and authority to perform the obligations required of CEBA Bank under this Exhibit C. The consummation by CEBA Bank of the transactions specified in this Exhibit C have been duly and validly authorized and approved by all necessary corporate actions of the CEBA Bank.

(c) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CEBA Bank in connection with the transfer of Converted Employee Accounts pursuant to section 1 of this Exhibit C have been duly obtained, effected or given and are in full force and effect.

(d) CEBA Bank is the sole owner of and has good and marketable title to the Converted Employee Accounts. Upon the completion of each transfer of Converted Employee Accounts pursuant to this Exhibit C, all right, title and interest in and to the Converted Employee Accounts shall vest or be vested in FDS Bank free and clear of all Liens (as defined in the Purchase Agreement).

(e) To the Knowledge of CEBA Bank, each Credit Card Agreement with respect to each Converted Employee Account is a valid and legally binding obligation of each obligor thereunder, including any cosigner, guarantor or surety, and is enforceable against such obligors in accordance with its terms, subject to (i) possible claims and defenses on disputed card transactions asserted by a Cardholder, (ii) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally and the effect of general equitable principles, and (iii) the Servicemembers Civil Relief Act.

(f) Each Converted Employee Account complies in all material respects with the applicable Credit Card Agreement with respect to the period from and after the Effective Time Law (to the Knowledge of CEBA Bank to the extent such functions are performed by an FDS Company pursuant to this Agreement).

(g) From and after the Effective Time, all Converted Employee Account applications have been taken and evaluated and applicants notified in a manner that complied with all Applicable Law (to the Knowledge of CEBA Bank to the extent such functions are performed by an FDS Company pursuant to this Agreement).

(h) From and after the Effective Time, all Converted Employee Accounts have been underwritten, maintained and serviced in compliance with all Applicable Law (to the Knowledge of CEBA Bank to the extent such functions are performed by an FDS Company pursuant to this Agreement).

(i) All disclosures made in connection with the Converted Employee Accounts complied in all material respects with all Applicable Law.

3. Representations and Warranties of FDS Bank. FDS Bank makes the following representations and warranties to CEBA Bank as of each date on which a transfer occurs pursuant to section 1 of this Exhibit C solely with respect to the transfer(s) on such date:

(a) FDS Bank (i) is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on FDS Bank’s ability to perform its obligations under this Exhibit C.

(b) FDS Bank has all necessary corporate power and authority to perform the obligations required of FDS Bank under this Exhibit C. The consummation by FDS Bank of the transactions specified in this Exhibit C have been duly and validly authorized and approved by all necessary corporate actions of the FDS Bank.

(c) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by FDS Bank in connection with the transfer of Converted Employee Accounts pursuant to section 1 of this Exhibit C have been duly obtained, effected or given and are in full force and effect.

4. Documentation. The Parties agree that all transfers of Accounts pursuant to this Exhibit C shall be documented by the entry of the appropriate data on the applicable Systems used by or on behalf of any Party to service the Accounts and such other legally sufficient evidence and reporting as shall be mutually agreed upon by the Parties from time to time.

[End of Exhibit]

Schedule 9.3(c)

Card Association Compensation

(i) [redacted]

(ii) [redacted]

(iii) [redacted]

(iv) The following capitalized terms used in this Schedule 9.3(c) have the meanings given to such terms below.

“Actual Service Fees” means, at any date, the aggregate of the actual service fees paid by Bank or its Affiliates to the Card Association in respect of the Program during the period from the Effective Time to such date.

“Actual Visa Amounts” means the aggregate of all amounts payable by Bank pursuant to section (ii) of this Schedule 9.3(c), [redacted].

“Assumed Service Fees” means, at any date, the aggregate of the service fees that would have been payable by FDS Bank to the Card Association pursuant to the Visa Commitment Document during the period from the Effective Time to such date assuming FDS Bank owned all of the General Purpose Accounts during such period and the Card Association Contract, as it existed immediately prior to the Effective Time, was in effect for the entirety of such period.

“Assumed Visa Amounts” means, at any date, all amounts that would have been [redacted].

“Remaining Servicing Fee Benefit” means, at any date, [redacted].

[End of Schedule]